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                                                                    EXHIBIT 10h1


THIS AGREEMENT is made the 11th day of March 1997

BETWEEN:

(1) GALLAHER LIMITED a company in England under number 1501573 whose registered office is at Members Hill, Brooklands Road, Weybridge, Surrey KT13 0QU ("the Company") and

(2) PETER MICHAEL WILSON of The Stable Old Odiham Road Alton Hampshire GU234 4BW ("the Executive")

WHEREBY IT IS AGREED AS FOLLOWS:

INTERPRETATION

1.  (A)  DEFINITIONS

UNLESS the context otherwise requires, in this Agreement and in the Schedule hereto the following words and phrases shall have the meanings given below:

(1) "subsidiary" or "subsidiary company" and "holding company" shall have the meanings ascribed to them Part XXVI of the Companies Act 1985;

(2) "Group" means the Company, the company incorporated in England under number 3299793 currently named Gallaher Group Limited ("Gallaher Group") and all the subsidiaries of the Company and Gallaher Group and "Group Company" shall be construed accordingly;

(3)  "the Board" means the Board of Directors of the Company;

(4) "the Business" means (taken together) the business of the Company and the business of any other Group Company with which the Executive is required by the Board under Clause 3 of this Agreement to be concerned;

(5) "Contractual Retirement Date" means the date specified in paragraph 8 of the Schedule hereto;

(6) "the Effective Date" means the date specified in Paragraph 2 of the Schedule hereto;

(7)  "month" means a calendar month; and
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(8)  "Restricted Client" means any person who on the date of termination of the
     Executive's employment or at any time during the period of eighteen months immediately prior to the date of termination was a client of the Company and with whom during the same period the Executive shall have had business dealings.

(9) "Demerger" means the demerger of the Company and its subsidiaries from American Brands, Inc. (ABI") which is to be effected by, inter alia, the transfer of all the issued shares in the Company to a new company to be owned by ABI and to be known as Gallaher Group Plc ("Gallaher Group"), the distribution by ABI of all the issued shares in Gallaher Group to the shareholders of ABI in the same proportions as those shareholders hold shares in ABI and the listing of all the issued shares in Gallaher Group on the London Stock Exchange and in the form of American depository shares on the New York Stock Exchange.

Other words and phrases the definition of which is contained or referred to in
Part XXVI of the Companies Act 1985 shall be construed as having the meanings thereby attributed to them.

(B)  CONSTRUCTION OF CERTAIN REFERENCES

Unless the context otherwise requires any references in this Agreement to:

(1) a "person" shall include any individual company corporation firm partnership joint venture association organisation or trust (in each case whether or not having separate legal personality) and references to any of the same shall include a reference to the others;

(2)  "writing" or "written" shall include any means of visible reproduction;

(3)  words denoting the singular shall include the plural and vice versa;

(4) sub-clauses are references to sub-clauses of the Clause in which the reference appears;

(5) statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other

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     provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification); and

(6)  the masculine gender shall be deemed to include the feminine gender.

(C)  CLAUSE HEADINGS

Clause headings are inserted for convenience only and shall not affect the construction of this Agreement.

(D)  REASONABLE OF RESTRICTIONS

The restrictions contained in Clause 13 hereof are considered reasonable by the parties hereto. In particular, the Executive agrees that the restrictions are reasonable and necessary for the protection of the business of the Company and any Group Company as appropriate.

APPOINTMENT
-----------

2. THE Company shall employ the Executive and the Executive agrees to serve the Company in the capacity specified in paragraph 1 of the Schedule hereto as at and with effect from the Effective Date and continuing thereafter (subject to termination as hereinafter provided) unless and until terminated by the Company giving to the Executive not less than the period of prior notice in writing specified in paragraph 3(a) of the Schedule hereto or the Executive giving to the Company not less than the period of prior notice in writing specified in paragraph 3(b) of the Schedule hereto but so that the employment of the Executive hereunder shall terminate in any event on the Contractual Retirement Date. The Company will be entitled from time to time to appoint any other person or persons to act jointly with the Executive in the performance of his duties.

DUTIES, POWERS AND MOBILITY
---------------------------

3. (A) THE Executive shall exercise such powers perform such duties (if any) and comply with such directions in relation to the business of the Company and any other Group Company or Group Companies consistent with his employment hereunder as the Board or any person authorized by the Board for the purpose may from time to time confer upon or assign or give to him.

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          (B)  The Executive shall during the continuance of his employment hereunder (unless prevented by ill health or accident) devote so much of his time and attention and abilities to the Business as the Board may reasonably require for the proper performance of his duties hereunder and shall use his best endeavors to promote and protect the general interests and welfare of the Company.

          (C) The Executive shall at all times promptly give to the Board (in writing if so requested) all such information explanations and assistance as it may require in connection with the Business and his employment hereunder.

          (D) The Executive may be required to travel on the business of the Company or any other Group Company both inside and outside the United Kingdom in the proper performance of his duties hereunder.

          (E) The Executive shall work in such place or places (whether within or outside the United Kingdom) as the Board may reasonably require for the proper performance of his duties hereunder.

REMUNERATION

4. (A) SUBJECT to Clause 8(B) below the Company shall pay to the Executive during the continuance of his employment hereunder as remuneration for his services a salary at the annual rate specified in paragraph 4 of the Schedule hereto payable in arrear by equal installments on or before the last day of each month which said salary shall be deemed to accrue from day to day. Such salary shall include any sum receivable by the Executive as Director's fees from the Company or any other Group Company.

          (B) The remuneration payable to the Executive by the Company pursuant to sub-clause (A) shall be subject to review in accordance with the Company's practice from time to time. The Company shall be under no obligation to increase remuneration on such review but shall not in any event reduce remuneration on review.

          (C) The Executive may be entitled to a bonus in addition to salary. Entitlement to bonus will be at the absolute discretion of the Company.

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EXPENSES

5. THE Company shall pay or refund or procure to be paid or refunded to the Executive all reasonable traveling entertainment and other similar out of pocket expenses necessarily and wholly incurred by him in the performance of his duties hereunder but the Company shall be entitled as a condition of reimbursement to such evidence from the Executive as to such expenses as the Board may reasonably require (including without limitation proper accounts with vouchers).

COMPANY CAR

6. (A) THE Company shall make available to the Executive a motor car ("the Car") for his use of such type as the Board may in its absolute discretion decide is suitable for him.

          (B) The Company shall pay the costs of insuring, testing and taxing the Car and shall reimburse the Executive in respect of all running expenses in connection with the use of the Car (including petrol, lubrication, maintenance and repairs of the Car) but excluding any petrol for private mileage outside the United Kingdom.

          (C) The Car may from time to time be replaced with a car of similar type.

          (D) The Executive shall be permitted to use the Car for his own personal purposes including use on holiday outside the United Kingdom and traveling to and from his normal place of business.

          (E) The Executive shall ensure that at all times when the Car is driven on a public highway it is in the state and condition required by law and that if so required a current test certificate is in force in respect of it.

          (F) The Executive shall at all times conform to all regulations which may from time to time be made or imposed by the Company or any other Group Company as appropriate in regard to motor cars provided for the use of executives.

          (G) It shall be a condition of the provision of the Car to the Executive that in the event of the termination of the employment of the Executive for whatever

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reason and howsoever caused, the Executive shall immediately upon demand deliver up the Car to the Company.

HOLIDAYS

7. (A) IN addition to statutory and bank holidays the Executive shall be entitled to paid holiday in each calendar year of the period specified in paragraph 5 of the Schedule hereto at such time or times as the Business may permit.

          (B) Holidays may not be carried forward from one year to the next and the Executive will not be entitled to any payment (whether during the continuance or on termination of this Agreement) in lieu of holidays not taken.

SICKNESS AND INCAPACITY

8. (A) IF the Executive is absent from work as a result of sickness or injury he will

          (1) if the period of absence is less than eight consecutive calendar days, submit to the Company on his return a certificate of sickness completed by himself;

          (2) if it is eight consecutive calendar days or more submit to the Company without delay a medical certificate signed by a practicing medical practitioner in respect of each week of absence after the first.

          (B) Subject to compliance with sub-clause (A) above the Executive will be entitled to payment of his salary at the full rate (less any social security or other benefits payable to him) during the first twelve months of absence from work as a result of sickness or injury. Thereafter the Executive shall be entitled to such salary and other benefits (if any) as the Company shall in its absolute discretion decide.

          (C) The Company will pay Statutory Sick Pay, where appropriate, in accordance with the legislation in force at the time of absence and any payment of salary in accordance with this Clause will go towards discharging its liability to pay Statutory Sick Pay.

          (D) If the Executive is absent from work due to the act or default of a third party, and claim for damages, if made, shall include a claim for "loss of earnings". Any

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sum recovered under this head shall subsequently be refunded to the Company.

          (E) The Executive shall submit himself to a medical examination at the request and reasonable expense of the Board at any time during the continuance of his employment hereunder whether or not the Executive is absent by reason of sickness injury or other incapacity.

PENSION

9. (A) In this clause "Pension Scheme" means the Gallaher 'M' Pension Scheme and includes, unless the context otherwise requires, any replacement scheme as provided below.

          (B) The Executive shall, while in employment hereunder, be entitled to be and to remain a member of the Pension Scheme on a non-contributory basis, subject to the terms and conditions of the Pension Scheme from time to time in force, including the powers of amendment and discontinuance.

          (C)  The Company undertakes to and with the Executive as follows:

          (1) no material adverse amendment will be made to the benefits payable or prospectively or contingently payable under the Pension Scheme to or in respect of the Executive apart from any such amendment which is made in order to comply with any applicable law, regulation or requirement or is made with the prior written consent of the Executive;

          (2) if while the Executive is in employment hereunder the Pension Scheme is terminated or the Executive is unable to continue in pensionable service under the Pension Scheme:

               (a) the Executive will be provided with the benefit of a replacement retirement benefits scheme (the "replacement scheme") which is approved or is treated by the Board of Inland Revenue as approved under Chapter I, Part XIV, Income and Corporation Taxes Act 1988;

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               (b)  subject to (c) below, the benefits payable or prospectively or contingently payable under the replacement scheme to or in respect of the Executive will be no less favorable overall than those so payable under the Pension Scheme immediately prior to the Pension Scheme being terminated or, as the case may be, the Executive ceasing to be in pensionable service under it;

               (c) where a transfer value is not made from the Pension Scheme to the replacement scheme in lieu of all the benefits otherwise payable under the Pension Scheme to or in respect of the Executive or where such a transfer value has been paid but a subsequent transfer value is before the Executive ceases to employed hereunder paid from the replacement scheme in respect of all or any of the benefits otherwise payable under the replacement scheme in respect of the Executive's membership of the Pension Scheme a reasonable deduction, as determined by the Company on actuarial advice, shall be made from the benefits otherwise payable pursuant to (b) above for any benefits which are not payable under the replacement scheme but which are payable or, as the case may be, have been paid in respect of the Executive's membership of the Pension Scheme.

          (D) The Company undertakes to procure if the Executive on ceasing to be employed by the Company becomes employed by another person (the "New Employer") pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 1981 the Executive is employed by the New Employer on the terms with regard to relevant benefits which are identical to those contained in this clause and that in relation to the provision of relevant benefits employment with the Company is treated as employment with the New Employer (where "relevant benefits" has the same meaning as in section 612, Income and Corporation Taxes Act 1988).

          (E) A contracting-out certificate is in force in relation to the Pension Scheme for the purposes of the Pension Scheme Act 1993.

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PRIVATE HEALTH INSURANCE AND OTHER INSURANCE

10. THE Company shall pay all premiums and make all necessary payments to provide the Executive with medical insurance under the provisions of the Company's membership of such medical insurance scheme or schemes as the Board may from time to time determine and of which the Executive is or may become during the continuance of his employment hereunder a member.

EXCLUSIVE SERVICE

11. DURING the continuance of his employment hereunder the Executive shall not (save with the prior consent of the Board communicated in writing by the Secretary of the Company to the Executive) either as principal servant or agent carry on or be engaged concerned or interested directly or indirectly whether alone or on his behalf or on behalf of or in association or conjunction with any other person and whether as an employee or in any capacity in any trade business or occupation whatsoever other than that of the Company or of any other Group Company (otherwise than as a holder for investment purposes only of any units of an authorized unit trust and as a holder directly or through nominees of not more than 5 per cent of the shares or debentures in any company or companies).

INVENTIONS AND IMPROVEMENTS

12. (A) IN this Clause 12, the term "Intellectual Property" means inventions (whether patentable or not, and whether or not patent protection has been applied for or granted),improvements, developments, discoveries, proprietary information, trade marks, trade names, logos, art work, slogans, know-how, processes, designs (whether or not registrable and whether or not design rights subsist in them), utility models, works in which copyright may subsist (including computer software and preparatory and design materials therefor), and all works protected by rights or forms of protection of a similar nature or having equivalent effect anywhere in the world.

          (B) Subject to the provisions of the Patents Act 1977, the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988, if at any time in the course of or in connection with his employment under this Agreement the Executive makes or discovers or participates in the making or discovery of any Intellectual Property directly or indirectly relating to or capable of being used in the

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business carried on by the Company or by any Group Company, full details of the
Intellectual Property shall immediately be disclosed in writing by him to the Company and the Intellectual Property shall be the absolute property of the Company. At the request and expense of the Company, the Executive shall give and supply all such information, data, drawings and assistance as may be necessary or in the opinion of the Company desirable to enable the Company to exploit the Intellectual Property to the best advantage, and shall execute all documents and do all things which may be necessary or in the opinion of the Company desirable for obtaining patent or other protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

PROTECTION OF INTERESTS OF COMPANY: CONFIDENTIALITY, NON-ENTICEMENT, NON-SOLICITATION AND NON-COMPETITION

13. (A) THE Executive shall not at any time either before or after the termination of his employment with the Company use disclose or communicate to any person whatsoever any confidential information relating to the business of the Company or any Group Company or any customers suppliers or agents thereof or their affairs or any trade secrets of which he may have become possessed during the continuance of his employment with the Company or supply the names or addresses of any customers or agents of the Company or any Group Company to any person except in the proper course of his duties hereunder or as authorized in writing by the Board or as ordered by a Court of competent jurisdiction.

          (B) The Executive shall not at any time during the continuance of his employment with the Company make otherwise than for the benefit of the Company or any Group Company any notes or memoranda relating to any matter within the scope of the Business or concerning any of the dealings or affairs of any Group Company.

          (C) The Executive shall not utter any statement (whether written or oral) to any representative of television radio film newspaper or other similar media and shall not write any article for the press or otherwise for publication on any matter connected with or relating to the business of any Group Company except in the proper course of his duties or with the approval of the Board.

          (D) The Executive hereby covenants that he shall not without the consent in writing of the Board during the

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continuance of his employment by the Company or during the period specified in paragraph 9 of the Schedule hereto after the date of termination of his employment except in the event of an unlawful termination by the Company either on his own account or in conjunction with or on behalf of any other person solicit or entice away or endeavor to solicit or to entice away from the Company or any Group Company any individual:

          (a) who is a senior employee or director of the Company or any Group Company; or

          (b)  who is contracted to render services to any such company and in either case with whom the Executive has business dealings during his employment with the Company whether or not any such person would commit a breach of contract by reason of his leaving service.

          (E) The Executive hereby covenants that he shall not during the period specified in paragraph 10 of the Schedule hereto immediately following the termination of his employment except in the event of an unlawful termination by the Company on his own behalf or on behalf of or in conjunction with any other person solicit interfere with or entice away or attempt to solicit interfere with or entice away any person who is a Restricted Client provided always that nothing contained in this sub-clause shall be deemed to prohibit the seeking or doing of business not in direct or indirect competition with the Business.

          (F) The Executive hereby covenants that he shall not during the period specified in paragraph 10 of the Schedule hereto immediately following the termination of his employment except in the event of an unlawful termination by the Company on his own behalf or on behalf of in conjunction with any other person have business dealings directly or indirectly with any person who is a Restricted Client provided always that nothing contained in this sub-clause shall be deemed to prohibit the seeking or doing of business not in direct or indirect competition with the Business.

          (G) The Executive hereby covenants that he shall not, without the prior consent in writing of the Company, during the 12-month period immediately following the termination of his employment except in the event of an unlawful termination by the Company either alone or jointly, be engaged, concerned or interested either directly or

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indirectly in any capacity in the business of the manufacture or sale of tobacco products.

          (H) The Executive hereby covenants with the Company in terms identical to those contained in sub-clauses (D), (E), (F) and (G) save that the reference to the termination of the Executive's employment shall refer to the termination of the Executive's employment for any reason whatsoever whether lawful or unlawful.

SCOPE OF RESTRICTIONS AND APPLICATION

14. THE Executive agrees that in the event of his receiving from any person an offer of employment either during the continuance of this Agreement or during the continuance in force of all or any of the restrictions set out in Clause 13 of this Agreement he shall forthwith inform the Company Secretary.

TERMINATION UPON AMALGAMATION OR RECONSTRUCTION

15. (A) THE provisions of subclause 15(B) shall not apply to a termination employment occurring within two years after a Change of Control (as defined in sub-clause 17(F)).

          (B) If the employment of the Executive with the Company shall be terminated either by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation or as part of any arrangement for the amalgamation or reconstruction of the Company not involving insolvency and the Executive shall be offered employment with any concern or undertaking resulting from such amalgamation or reconstruction on terms and conditions which taken as a whole are not less favorable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of such termination of his employment with the Company.

DIRECTORSHIPS

16. (A) THE Executive shall accept appointment as a Director of any such Group Company as the Board may require in connection with his appointment hereunder and as a Director of any other company as the Board may reasonably so require and he shall resign without claim for compensation from office as a Director of any such company (other than the Company) at any time on request by the Company which resignation shall not affect continuance in any way of this Agreement.
The Executive shall forthwith account to the

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Company for any director's fees or other emoluments remuneration or payments either receivable or received by him by virtue of his holding office as such director as aforesaid (or waive any right to the same if so required by the Company).

          (B) Upon the termination of the Executive's employment with the Company for whatsoever reason the Executive shall unless requested by the Board not to do so resign promptly from

(1) office as a director of the Company or of any Group Company or of any other company as is referred to in sub-clause (A) of which he is a director and

(2)  from all offices held by him in any or all of such companies and

(3) all trusteeships held by him of any pension schemes or other trusts established by the Company or any other Group Company or any other company with which the Executive has had dealings as a consequence of his employment by the Company.

          (C) Should the Executive fail to resign from office as a director or from any other office or trusteeship as if referred to in sub-clauses (A) or (B) either during his employment when requested by the Company so to do or on termination thereof the Company is hereby irrevocably authorized to appoint some person in his name and on his behalf to execute any documents and to do all things requisite to give effect thereto.

          (D) Save with the prior agreement in writing of the Board the Executive shall not during the continuance of his employment hereunder resign office as a director of the Company or any Group Company or any other company as is referred to in sub-clause (A) or do anything that would cause him to be disqualified from continuing to hold office as a director.

TERMINATION

17. (A) THE Executive's employment with the Company may be terminated forthwith by the Company without prior notice if the Executive shall at any time:

(1) commit any serious breach or repeated or continual breach of any of his obligations hereunder; or

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(2)  be guilty of any serious misconduct or serious neglect in the discharge of his duties hereunder; or

(3) have a bankruptcy order made against him or if he shall make any arrangement or composition with his creditors or have an interim order made against him pursuant to Section 252 of the Insolvency Act 1986; or

(4) tend by his actions or omissions to bring the name or reputation of the Company or any Group Company into serious disrepute or prejudice the interests of the business of the Company or any other Group Company (bearing in mind the nature of the duties he is engaged in hereunder and the capacity in which he is employed); or

(5) be convicted of an offense under any present or future statutory enactment or regulation relating to insider dealing; or

(6)  be or become prohibited by law from being a director.

          (B) In the event of termination pursuant to sub-clause (A) the Company shall not be obliged to make any further payment to the Executive beyond the amount of any remuneration actually accrued due to the date of such termination and the Company shall be entitled to deduct from such remuneration any sums owing to it or to any other Group Company by the Executive.

          (C) In the event of the termination of the employment of the Executive hereunder for whatever reason and whether by notice or in any other manner whatsoever the Executive agrees that he will not at any time after such termination represent himself as still having any connection with the Company or any Group Company.

          (D) In the event of the termination of the employment of the Executive hereunder by notice given pursuant to Clause 2 of this Agreement by either party, the Executive agrees that the Company may in its absolute discretion require the Executive not to render all or any of his duties hereunder or to exclude him from any premises of the Company (without providing any reason therefor) during the relevant notice period or (if the date of termination is disputed) at any time after the disputed date of termination and that such action (if taken) on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever in respect of which the Executive has any claim

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against the Company provided always that throughout the period of any such action the Executive's salary and contractual benefits shall not cease to be payable by reason thereof.

          (E) At any time within two years after the Executive becoming aware of a Change of Control (as defined in sub-clause (F) below) of the Company and except as otherwise provided in sub-clauses (G), (H), (I) and (J) below, the Executive will, either on being dismissed by the Company (otherwise than under sub-clause (A) above) or upon terminating his employment with or without notice following any of the events set out in sub-clause (K) below, be entitled to be paid by the Company a sum equivalent to two years' salary at the rate in effect immediately prior to the date of the termination plus a sum equal to twice the last bonus received by the Executive prior to the Change of Control plus twice the tax value of the benefits in kind received by the Executive in respect of the twelve month period preceding the Change of Control. Payment will be made within 21 days of termination of employment and will be accepted by the Executive in full and final settlement of all or any claims the Executive has or may have arising out of the termination of his employment including such claims (if any) that the Executive has or may have arising from the failure (if any) by the Company to give to the Executive the period of notice specified in paragraph 3(a) of the Schedule hereto. For the avoidance of any doubt it is agreed that no discount or deduction shall be made from any payment under this clause 17(E) to take account of any mitigation on the part of the Executive of the loss arising from the termination of his employment or accelerated receipt of the payment.

          (F) For the purposes of this clause "Change of Control" shall subject to the provisions of sub-clause (H) below be regarded as occurring if and only if

          (i) any person, firm or company who or which does not at 1 January 1997 possess Control of the Company acquires Control of the Company or

          (ii) any person firm or company who or which does not immediately following Demerger possess Control of the Company acquires Control of the Company except that prior to Demerger a Change of Control shall be regarded as occurring if and only if the Company ceases to

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be beneficially owned (directly or indirectly) to the extent of at least 50% by
American Brands, Inc ("ABI") or if 20% or more of the common stock of ABI shall come within the beneficial ownership of one person or one concerted group of persons.

For these purposes:

(1) "Person firm or company" shall include any person acting in concert (within the definition of that expression in the City Code on Takeovers or Mergers as at 1 January 1997) with that person firm or company; and

(2) "Control" bears the meaning as at 1 January 1997 given to that expression in section 840 of Income and Corporation Taxes Act 1988.

          (G) In the event that the employment of the Executive would be terminated upon the expiry of a notice of termination of this Agreement which has been served by either party prior to the date of the Change of Control then the provisions of sub-clause (E) above shall not apply.

          (H) Demerger shall not constitute a Change of Control for the purposes of sub-clause (E) above.

          (I) In the event that the employment of the Executive would be terminated automatically on the Contractual Retirement Date within two years of the Change of Control the payment under sub-clause (E) shall be reduced pro rata by reference to the proportion of the two year period which falls after the Contractual Retirement Date.

          (J) In the event that the Executive terminates his employment by giving notice following any of the events set out in sub-clause (K) that part of the payment under sub-clause (E) which is related to salary and the tax value of benefits in kind shall be reduced pro rata by reference to the period of notice worked by the Executive.

          (K)  The events referred to in sub-clause (E) above are as follows:

(1) without the Executive's express written consent any material reduction in the aggregate duties responsibilities and authority assigned to him pursuant to Clause 3(A) of this Agreement or the assignment to him of any duties responsibilities or authority

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     inconsistent with the duties responsibilities and authority previously assigned to him pursuant to Clause 3(A) of this Agreement or a change in his title or position below that in effect on the date of the Change of Control;

(2) a reduction by the Company in the Executive's salary in effect on the date hereof as increased subsequently pursuant to Clause 4(B);

(3) the failure of the Company substantially to maintain and to continue the Executive's participation in the Company's benefit plans as in effect on the date hereof as increased by improvements made subsequent thereto or the taking of any action which would materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by him on the date hereof or subsequently. For the purposes hereof such benefit plans shall include but not be limited to the Company's pension plans. The substituting for any existing benefit plan of a similar plan providing no less favorable benefits shall be deemed not to be a failure by the Company to maintain or continue the Executive's participation in any such benefit plan and any reference in this sub-clause to any benefit plan shall be deemed to include a reference to any such substituted benefit plan;

(4) either of the next two annual bonuses following a Change of Control is less than the bonus (if any) paid in respect of the Last Year provided that if the consolidated profits before tax of the Group for the Last Year are greater than the consolidated profits before tax of the Group for the Current Year then for the purposes of this Clause 17(K)(4) the bonus in respect of the Last Year shall be deemed to be reduced pro rata by reference to the proportion which the consolidated profits before tax of the Group for the Current Year bear to the consolidate profits before tax of the Group for the Last Year. In this Clause 17(K)(4)

          "the Current Year" means either of the two financial years of the Group immediately following the Last Year.

          "the Last Year" means:

          (i) if a Change of Control takes place between the ending of a financial year of the Group and the payment of a bonus in respect of that financial year or, as the case may be, a declaration that there will be no bonus in respect of that financial year, the financial year of the Group next but one immediately preceding the financial year of the Group during which the Change of Control takes place; and in all other circumstances

          (ii) the financial year of the Group immediately preceding the financial year of the Group during which the Change of Control takes place save that

          (i) if the Last Year is the financial year ended 31 December 1996 or 31 December 1997 then the consolidated profits before tax of the Company and its subsidiaries shall be substituted for those of the Group for the purposes of this Clause 17(K)(4)

          (ii) if the Last Year is the financial year ended 31 December 1996 then the bonus paid in respect of the Last Year shall be deemed to be (Pounds)160,500

          (iii) if following a Change of Control there is a significant change in the nature or scale of the business of the Group the profits before tax of the Current Year will be deemed to be equal to the profits before tax of the Last Year

     For the avoidance of doubt if no bonus is paid in respect of the Last Year nothing in this Clause 17(K)(4) shall entitle the Executive to terminate his employment or to receive a payment pursuant to Clause 17(E).

(5) notwithstanding Clause 3(E) the relocation of the offices at which the Executive was required to work at the time of the Change of Control arising to a location more than 35 miles away except for required travel on the Company's business to an extent substantially consistent with his business travel obligations on the date hereof;

(6) the failure of the Company to provide the Executive during a calendar year with a number of paid holidays at least equal to the number of paid holidays to which he was entitled at the date hereof pursuant to Clause 7 of this Agreement as increased subsequent thereto;

(7) circumstances arise which entitle the Executive to terminate this Agreement without notice because of the Company's conduct (ie, the circumstances of constructive dismissal).

STATUTORY PARTICULARS

18. THE following particulars are set forth in compliance with the requirements of the Employment Rights Act 1996:

(A) The employment of the Executive by the Company and his continuous period of employment with the Company began on the respective dates specified in paragraphs 13 and 7 of the Schedule hereto.

(B) Save as contained herein or otherwise notified to the Executive in writing there are no terms or conditions of employment relating to hours of work or to normal working hours or to holidays or to holiday pay or to incapacity for work due to sickness or injury or to sick pay or to pensions or pension schemes or to disciplinary rules and procedures or to collective agreements.

(C) If the Executive is dissatisfied with any disciplinary decision relating to him or if he has any grievance arising from his employment hereunder he may refer any such matter to the Board which will deal with the matter by discussion and by a decision of those present at the relevant Board Meeting at which the matter is discussed.

(D) The Executive's hours of work shall be such as may be requisite for the proper discharge of his duties hereunder.

(E) The Executive hereby authorizes the Company to deduct and to retain from any remuneration accrued due to him under the terms of this Agreement (whether or not actually paid during the continuance of his employment hereunder) those sums set out in paragraph 12 of the Schedule hereto.

RETURN OF PROPERTY ON TERMINATION

19 (A) UPON the termination of his employment with the Company for whatsoever cause the Executive shall forthwith deliver up to the Company or its authorized representative any property of the Company or any other Group Company which may be in his possession custody or under his control including without limitation the Car and the keys relating thereto minutes memoranda correspondence notes records reports sketches plans or other documents and any copies thereof, whether or not the same were originally supplied to him by the Company or any other Group Company.

          (B) If so requested the Executive shall provide to the Board a signed statement confirming that he has fully complied with sub-clause (A).

NOTICES

20. ANY notice to be given hereunder shall be given in writing and may be given either personally or may be sent addressed in the case of the Company to its registered office for the time being and in the case of the Executive to him at his last known place of residence and any notice given by post shall be deemed to have been served on the day which is three days following that on which it was posted.

CONSTRUCTION

21. (A) THE provisions of the Schedule hereto and any special terms endorsed in writing by or on behalf of the parties hereto shall be read and construed as part of this Agreement and shall be enforceable accordingly.

          (B) The benefit of each agreement and obligation of the Executive under Clause 13 of this Agreement may be assigned to successors for the time being carrying on the Business and enforced by such assignees for the time being carrying on the Business and such agreements and obligations shall operate and remain binding notwithstanding the termination of this Agreement.

LAW OF AGREEMENT

22. THIS Agreement shall be governed by and interpreted according to the Law of England.

PRIOR AGREEMENTS
----------------

23. THIS Agreement shall be in substitution for any subsisting service agreement or contract of employment (oral or otherwise) made between the Company and the Executive or between any other Group Company and the Executive which shall be deemed to have been terminated by mutual consent with effect from the Effective Date.

          IN WITNESS whereof this Agreement has been entered into the day and year first above written.

                                               {     The common seal of GALLAHER
                                               {            LIMITED was hereunto
                             [SEAL]            {     affixed in the presence of:


                                               [Signature illegible]  Director

                                               N.P. Bulpitt           Secretary


                                               {            SIGNED and DELIVERED
                         Peter M. Wilson       {      by the EXECUTIVE as a deed
                                               {             in the presence of:

                                                    C.T. Fielden
                                                     Solicitor
                                                    Members Hill
                                                     Weybridge

                         THE SCHEDULE above referred to


1.  Capacity of the Executive:              Chairman and Chief
    (Clause 2)                                Executive of Gallaher
                                              Limited

2.  The Effective Date:                     1st January 1997
    (Clause 2)

3.  Minimum Notice Period:                  (a)  Two Years
    (Clause 2)                              (b)  One year

4.  Remuneration:                           (Pounds)485,000
    (Clause 4)

5.  Holidays:                               25 Working days
    (Clause 7)

6.  Pension Schemes:                        The Gallaher "M" Pension
    (Clause 9)                                Scheme

7.  The continuous period of
    employment of the
    Executive with the
    Company for statutory                   06 October 1969
    purposes began on:
    (Clause 18(A))

8.  Contractual Retirement Date:            30 June 2001
    (Clause 2)

9.  Period of Non-Enticement:               Twelve months
    (Sub-clause 13(D))

10. Period of Non-solicitation:             Twelve months
    (Sub-clause 13(E))

11. Period of dealing:                      Twelve months
    (Sub-clause 13(F))

12. Deduction authorized pursuant to the Employment
    Rights Act 1996:

    any debt owed by the Executive to the Company;

    any pension or other similar contribution owed by the Executive as a consequence of the Executive's membership of the pension schemes referred to in paragraph 6 above;

    any deduction from remuneration the Executive's consent to which has previously been signified to the Company in writing and the deduction of any other sum or sums which may from time to time be required or authorized pursuant to subsection
    13(1)(a) of the Employment Rights Act 1996.

    (Sub-Clause 18(E))

13. The employment of the Executive by the Company began on:
    01 January 1981.  (Clause 18(A))